SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 23, 2013 (September 18, 2013)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

201 W. North River Drive

Suite 100

Spokane, Washington 99201

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 23, 2013, Red Lion Hotels Corporation (the “Company”) and George Schweitzer, the Company’s Executive Vice President, Chief Operating Officer, reached agreement on terms whereby Mr. Schweitzer will resign from his position, effective October 7, 2013. Mr. Schweitzer indicated he is leaving the Company for personal reasons. The Company does not intend to immediately seek a replacement for Mr. Schweitzer.

(e) On September 18, 2013, the Compensation Committee of the Company’s Board of Directors approved paying twenty-six (26) weeks of salary to Mr. Schweitzer as severance pay, provided that he and the Company were able to reach mutual agreement on terms relating to his resignation. The severance payments, which will total $125,000 (less all applicable federal and state withholdings), will be paid on regular payroll dates for a period of six months beginning on the next payroll date following the effective date of his resignation. The Compensation Committee also approved continuing to provide Mr. Schweitzer during the severance period with substantially the same paid medical and dental benefits provided to other senior executives of the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Dated: September 23, 2013	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Senior Vice President, General Counsel and Secretary